Exhibit 99.2

                    NOTIFICATION OF DISPOSITION OF COLLATERAL


To:               Natural Solutions Corporation ("Debtor")
                  100 Volvo Parkway, Suite 200
                  Chesapeake, VA  23320

From:             M. G. Robertson ("Second Party")
                  SHB-301
                  977 Centerville Turnpike
                  Virginia Beach, VA  23463

         As secured party, I will sell or lease or license, as applicable, all assets, tangible and intangible, of the Debtor, including any licenses, to the highest qualified bidder in public as follows:

                  Day and Date:             Monday, April 8, 2002

                  Time:                     10:00 a.m.

                  Place:                    Kaufman & Canoles, a
                                            professional corporation
                                            One Commercial Place, Suite 1500
                                            Norfolk, VA  23510

         You are entitled to an accounting of the unpaid indebtedness secured by the property that we intend to sell or lease or license, as applicable. You may request an accounting by calling Paul K. Campsen, Esq. at (757) 624-3253.